Exhibit 99.1

FIDELITY D & D BANCORP, INC.

FOR IMMEDIATE RELEASE

Date:  February 1, 2017

Contacts:

Daniel J. Santaniello	Salvatore R. DeFrancesco, Jr.
President and Chief Executive Officer	Treasurer and Chief Financial Officer
570-504-8035	570-504-8000

FIDELITY D & D BANCORP, INC.

REPORTS 2016 FINANCIAL RESULTS

Dunmore, PA – Fidelity D & D Bancorp, Inc.  (OTC US: FDBC) and its banking subsidiary Fidelity Deposit and Discount Bank,  announced net income for the year ended December 31, 2016 of $7.7 million, or $3.13 diluted earnings per share,  compared to $7.1 million, or $2.90 diluted earnings per share, for the year ended December 31, 2015.  The $0.6 million, or 8%, improvement resulted from strategic growth which expanded net interest income by $1.6 million, or 7%, and other income by $0.5 million.  The Company continued to focus on its relationship management strategy achieving $42.9 million, or 6%, growth in average earning assets during 2016.  This growth was funded by a $43.7 million increase in average deposits and a $5.4 million increase in average shareholders’ equity partially offset by a $6.8 million reduction in average borrowings.  Other expenses increased $0.6 million combined with a $1.0 million larger provision for income taxes partially reduced the revenue growth.    Return on average assets (ROA) was 1.02% for 2016 and 1.00% for 2015.  During the same periods, return on average equity (ROE) was 9.64% and 9.55%.

“Fidelity Bank’s 2016 results demonstrated quality and consistent growth in earnings and the balance sheet as we continued to focus on our strategic priority of relationship management.” stated Daniel J. Santaniello, President and Chief Executive Officer.  “In 2016, the company produced strong growth in loans, deposits, non-interest income, and capital, while returning more capital to our shareholders than the prior year.  I am very proud of the Fidelity Banker’s commitment to partnering with clients to help achieve their financial success.”

Net income for the quarter ended December 31, 2016 increased $0.2 million, or 11%, to $2.0 million from $1.8 million for the same 2015 quarter.  The improvement stemmed from producing $0.4 million in additional net interest income, a $0.3 million increase in other income and a $0.2 million reduction in the provision for loan losses partially offset by $0.5 million higher other expenses.  Earnings per share on a diluted basis was $0.83 and $0.74 for the quarters ended December 31, 2016 and 2015, respectively.  ROA and ROE were 1.06% and 9.92%, respectively, for the fourth quarter of 2016 and 0.99% and 9.48%, respectively, for the fourth quarter of 2015.

The Company’s total assets increased $63.5 million, or 9%, to $792.9 million at December 31, 2016 from $729.4 million at December 31, 2015.  A $42.9 million net increase in the loan portfolio, $4.8 million increase in securities and $13.6 million increase in cash balances made up the bulk of the asset growth.  Excluding the $49.4 million temporary escrow deposit received at the end of 2016, total deposits grew $33.4 million, or 5%.   Shareholders’ equity increased $4.3 million, or 6%, and short-term borrowings were reduced by $24.0 million.

Net interest income was $25.1 million for the year ended December 31, 2016, a $1.6 million increase over the $23.5 million earned for the year ended December 31, 2015.    An increase of $34.1 million in average loans and leases mitigated the lower yields earned in the loan portfolio and generated $1.0 million more interest income.  Higher investment portfolio yields with an additional $6.4 million in average investments contributed another $0.4 million in interest income.  In conjunction with the higher interest income,  stable deposit costs with lower average borrowings at lower interest rates saved $0.2 million in interest expense.  As a result of the higher earnings on a larger average portfolio of earning assets, net interest margin was 3.72% for 2016, or 2 basis points higher, than the 3.70% recorded for 2015.

Net interest income was $6.4 million for the fourth quarter of 2016 compared to $6.0 million for the fourth quarter of 2015.  The $0.4 million, or 6%, increase resulted from a higher level of interest-earning assets.  This lead to a four basis point improvement in the net interest margin to 3.73%  for the fourth quarter of 2016 compared to 3.69% for the same 2015 quarter.

The provision for loan losses was $50 thousand lower in 2016 than 2015.  The decrease in the provision was primarily due to a lower level of non-performing loans.    The ratio of non-accrual loans to total loans was 1.23% and 1.61% at December 31, 2016 and 2015, respectively.  Net charge-offs as a percentage of total average loans for the year ended December 31, 2016 was 0.21% compared to 0.13 % for the year ended December 31, 2015.  The allowance for loan losses was $9.4 million at December 31, 2016, or 1.57% of total loans, compared to $9.5 million, or 1.71% of total loans, at December 31, 2015.

The provision for loan losses was $0.4 million for the fourth quarter of 2016, a $0.2 million decrease compared to $0.6 million for the fourth quarter of 2015.  During the last quarter of 2015, a single large commercial real estate loan was moved to non-accrual status requiring a higher provision.    This loan was resolved in June 2016.

Total other income recorded for the year ended December 31, 2016 was $8.0 million, an increase of $0.5 million, or 6%, from the $7.5 million recorded for the year ended December 31, 2015.  Other income increased due to  $0.4 million more deposit service charges, $0.2 million in additional interchange fees and $82 thousand more fees from financial services that offset $0.2 million fewer gains on loan sales and $71 thousand less gains on securities when compared to 2015.

Total other income increased $0.3 million, or 14%, to $2.2 million during the fourth quarter of 2016 compared to $1.9 million for the fourth quarter of 2015.  Increases of $0.1 million in deposit fees, $49 thousand in loan fees and $60 thousand more gains on loan sales were partially offset by $54 thousand fewer gains on security sales for the three months ended December 31, 2016 compared to the three months ended December 31, 2015.

Other expenses increased to  $21.6 million for the year ended December 31, 2016, an increase of $0.6 million from $21.0 million for the year ended December 31,  2015.  Increases within this category included a $1.1 million increase in salaries and employee benefits expense, a $0.4 million increase in data processing expense and $0.2 million in PA shares tax expense.    These increases were partially offset by a $0.6 million FHLB prepayment fee, which was paid in 2015 for the early payoff of long-term debt which did not recur in 2016.  Also partially offsetting the increases was a $0.3 million decrease in advertising and marketing expenses for 2016 when compared to 2015 along with a decrease of $0.1 million in professional services.

Other expenses increased $0.5 million, or 11%, to $5.5 million for the fourth quarter of 2016 compared to $5.0 million for the fourth quarter of 2015.  The increase was due to a $0.5 million in additional salaries and employee benefits expense, $67 thousand more premises and equipment expense and $75 thousand higher data processing expenses.  These increases were partially offset by $84 thousand lower FDIC assessment costs and $61 thousand less automated transaction processing expenses.

During the year ended December 31, 2016, provision for income taxes increased by $1.0 million.  This change resulted from an audit adjustment reducing 2015 income tax expense by $0.4 million plus a higher level of taxable income in 2016.

Fidelity D & D Bancorp, Inc. has built a strong history as trusted advisors to the customers served by The Fidelity Deposit and Discount Bank, and is proud to be an active member of the community of Northeastern Pennsylvania.  The Company serves Lackawanna and Luzerne Counties through The Fidelity Deposit and Discount Bank’s 10 community banking office locations providing personal and business banking products and services, including wealth management assistance through fiduciary activities with the Bank’s full trust powers; as well as offering a full array of asset management services.  The Bank provides 24 hour, 7 day a week service to customers through branch offices, online at www.bankatfidelity.com, and through the Customer Care Center at 800-388-4380.  The Bank's deposits are insured by the Federal Deposit Insurance Corporation up to the full extent permitted by law.

Forward-looking statements

Certain of the matters discussed in this press release constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” and similar expressions are intended to identify such forward-looking statements.

The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:

•	the effects of economic conditions on current customers, specifically the effect of the economy on loan customers’ ability to repay loans;
•	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;
•	the impact of new or changes in existing laws and regulations, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the regulations promulgated there under;
•	impacts of the capital and liquidity requirements of the Basel III standards and other regulatory pronouncements, regulations and rules;
•	governmental monetary and fiscal policies, as well as legislative and regulatory changes;
•	effects of short- and long-term federal budget and tax negotiations and their effect on economic and business conditions;
•	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters;
•

the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks;

•

the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet;

•	technological changes;
•

the interruption or breach in security of our information systems and other technological risks and attacks resulting in failures or disruptions in customer account management, general ledger processing and loan or deposit updates and potential impacts resulting therefrom including additional costs, reputational damage, regulatory penalties, and financial losses;

•	acquisitions and integration of acquired businesses;
•	the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities;
•	volatilities in the securities markets;
•	acts of war or terrorism;
•	disruption of credit and equity markets; and
•	the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

The Company cautions readers not to place undue reliance on forward-looking statements, which reflect analyses only as of the date of this release.  The Company has no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release.

For more information please visit our investor relations web site located through www.bankatfidelity.com.

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	December 31, 2016	December 31, 2015
Assets
Total cash and cash equivalents	$25,843	$12,277
Investment securities	130,037	125,232
Federal Home Loan Bank Stock	2,606	2,120
Loans and leases	600,348	557,630
Allowance for loan losses	(9,364)	(9,527)
Premises and equipment, net	17,164	16,723
Life insurance cash surrender value	11,435	11,082
Other assets	14,875	13,821

Total assets	$792,944	$729,358

Liabilities
Non-interest-bearing deposits	$211,153	$142,774
Interest-bearing deposits	492,306	477,901
Total deposits	703,459	620,675
Short-term borrowings	4,223	28,204
Other liabilities	4,631	4,128
Total liabilities	712,313	653,007

Shareholders' equity	80,631	76,351

Total liabilities and shareholders' equity	$792,944	$729,358

Average Year-To-Date Balances:	December 31, 2016	December 31, 2015
Assets
Total cash and cash equivalents	$23,801	$22,248
Investment securities	129,679	122,549
Loans and leases, net	559,538	525,571
Premises and equipment, net	16,584	15,954
Other assets	26,244	26,520

Total assets	$755,846	$712,842

Liabilities
Non-interest-bearing deposits	$152,826	$138,389
Interest-bearing deposits	505,079	475,853
Total deposits	657,905	614,242
Short-term borrowings	13,044	19,886
Other liabilities	5,120	4,306
Total liabilities	676,069	638,434

Shareholders' equity	79,777	74,408

Total liabilities and shareholders' equity	$755,846	$712,842

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Statements of Income

(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	Dec. 31, 2016	Dec. 31, 2015	Dec. 31, 2016	Dec. 31, 2015
Interest income
Loans and leases	$6,212	$5,979	$24,362	$23,364
Securities and other	826	681	3,133	2,650

Total interest income	7,038	6,660	27,495	26,014

Interest expense
Deposits	582	597	2,309	2,236
Borrowings and debt	19	8	49	293

Total interest expense	601	605	2,358	2,529

Net interest income	6,437	6,055	25,137	23,485

Provision for loan losses	(375)	(575)	(1,025)	(1,075)
Other income	2,194	1,927	8,005	7,533
Other expenses	(5,489)	(4,952)	(21,655)	(21,022)
Provision for income taxes	(738)	(634)	(2,769)	(1,818)
Net income	$2,029	$1,821	$7,693	$7,103

	Three Months Ended
	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015
Interest income
Loans and leases	$6,212	$6,155	$5,989	$6,006	$5,979
Securities and other	826	851	726	730	681

Total interest income	7,038	7,006	6,715	6,736	6,660

Interest expense
Deposits	582	580	567	580	597
Borrowings and debt	19	5	7	18	8

Total interest expense	601	585	574	598	605

Net interest income	6,437	6,421	6,141	6,138	6,055

Provision for loan losses	(375)	(225)	(275)	(150)	(575)
Other income	2,194	2,024	2,100	1,687	1,927
Other expenses	(5,489)	(5,409)	(5,369)	(5,388)	(4,952)
Provision for income taxes	(738)	(776)	(669)	(586)	(634)
Net income	$2,029	$2,035	$1,928	$1,701	$1,821

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015
Assets
Total cash and cash equivalents	$25,843	$31,440	$27,853	$41,091	$12,277
Investment securities	130,037	128,765	129,760	128,673	125,232
Federal Home Loan Bank Stock	2,606	1,201	1,140	1,420	2,120
Loans and leases	600,348	573,898	562,758	557,293	557,630
Allowance for loan losses	(9,364)	(9,196)	(9,207)	(9,384)	(9,527)
Premises and equipment, net	17,164	16,497	16,455	16,519	16,723
Life insurance cash surrender value	11,435	11,346	11,257	11,169	11,082
Other assets	14,875	16,472	16,460	16,601	13,821

Total assets	$792,944	$770,423	$756,476	$763,382	$729,358

Liabilities
Non-interest-bearing deposits	$211,153	$160,129	$157,776	$157,358	$142,774
Interest-bearing deposits	492,306	511,678	505,524	510,553	477,901
Total deposits	703,459	671,807	663,300	667,911	620,675
Short-term borrowings	4,223	10,996	7,258	12,765	28,204
Other liabilities	4,631	6,061	5,522	4,397	4,128
Total liabilities	712,313	688,864	676,080	685,073	653,007

Shareholders' equity	80,631	81,559	80,396	78,309	76,351

Total liabilities and shareholders' equity	$792,944	$770,423	$756,476	$763,382	$729,358

Average Quarterly Balances:	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015
Assets
Total cash and cash equivalents	$16,435	$21,166	$28,753	$28,960	$17,612
Investment securities	130,971	130,301	129,604	127,820	127,509
Loans and leases, net	574,283	562,429	553,212	548,034	541,144
Premises and equipment, net	16,780	16,468	16,445	16,641	16,843
Other assets	26,651	26,594	26,347	25,374	24,409

Total assets	$765,120	$756,958	$754,361	$746,829	$727,517

Liabilities
Non-interest-bearing deposits	$162,065	$155,516	$148,703	$144,890	$141,198
Interest-bearing deposits	499,087	505,673	512,695	502,917	493,383
Total deposits	661,152	661,189	661,398	647,807	634,581
Short-term borrowings	16,606	9,266	9,162	17,145	12,003
Other liabilities	5,949	5,409	4,713	4,396	4,766
Total liabilities	683,708	675,864	675,273	669,348	651,350

Shareholders' equity	81,411	81,094	79,088	77,481	76,167

Total liabilities and shareholders' equity	$765,120	$756,958	$754,361	$746,829	$727,517

FIDELITY D & D BANCORP, INC.

Selected Financial Ratios and Other Data

	Three Months Ended
	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015
Selected returns and financial ratios
Basic earnings per share	$0.83	$0.83	$0.79	$0.69	$0.74
Diluted earnings per share	$0.83	$0.82	$0.79	$0.69	$0.74
Dividends per share	$0.39	$0.29	$0.29	$0.27	$0.37
Yield on interest-earning assets (FTE)	4.07%	4.11%	3.99%	4.04%	4.05%
Cost of interest-bearing liabilities	0.46%	0.45%	0.44%	0.46%	0.48%
Net interest spread	3.61%	3.66%	3.55%	3.58%	3.57%
Net interest margin	3.73%	3.78%	3.66%	3.70%	3.69%
Return on average assets	1.06%	1.07%	1.03%	0.92%	0.99%
Return on average equity	9.92%	9.99%	9.80%	8.83%	9.48%
Efficiency ratio	61.23%	61.85%	63.09%	66.49%	61.15%
Expense ratio	1.69%	1.77%	1.75%	1.99%	1.68%

	Twelve Months Ended
	Dec. 31, 2016	Dec. 31, 2015
Basic earnings per share	$3.14	$2.91
Diluted earnings per share	$3.13	$2.90
Dividends per share	$1.24	$1.16
Yield on interest-earning assets (FTE)	4.05%	4.08%
Cost of interest-bearing liabilities	0.46%	0.51%
Net interest spread	3.59%	3.57%
Net interest margin	3.72%	3.70%
Return on average assets	1.02%	1.00%
Return on average equity	9.64%	9.55%
Efficiency ratio	63.09%	64.40%
Expense ratio	1.80%	1.86%

Other financial data	At period end:
	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015
Book value per share	$32.86	$33.24	$32.76	$31.92	$31.25
Equity to assets	10.17%	10.59%	10.63%	10.26%	10.47%
Allowance for loan losses to:
Total loans	1.57%	1.61%	1.64%	1.69%	1.71%
Non-accrual loans	1.27x	1.57x	1.56x	1.13x	1.06x
Non-accrual loans to total loans	1.23%	1.02%	1.05%	1.49%	1.61%
Non-performing assets to total assets	1.33%	1.32%	1.37%	1.77%	1.76%
Net charge-offs to average total loans	0.21%	0.23%	0.27%	0.21%	0.13%